                                                                    Exhibit 10.9


                               PURCHASE AGREEMENT


                  PURCHASE AGREEMENT, dated as of March 28, 2000 (this "Agreement"), by and between Cendant Corporation, a Delaware corporation ("Cendant"), and NRT Incorporated. a Delaware corporation ("NRT").

                  WHEREAS, Cendant has created a network of websites which offer a wide selection of quality relocation, real estate and home-related products and services primarily through a new internet portal at WWW.MOVE.COM (the "Move.com Group");

                  WHEREAS, the shareholders of Cendant have approved a proposal to create a new series of Cendant common stock, par value $.01 per share, intended to track the performance of Move.com Group (the "Move.com Stock"); and

                  WHEREAS, NRT desires to purchase from Cendant, and Cendant desires to sell to NRT, 319,591 shares (the "Shares") of Move.com Stock.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                  THE PURCHASE

         Section 1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Cendant will issue to NRT, and NRT will purchase from Cendant, the Shares, in consideration for which, at the Closing, NRT will pay to Cendant an amount equal to ten million dollars ($10,000,000) in cash (the "Cash Consideration"). Upon the Closing, NRT shall pay the Cash Consideration to Cendant by wire transfer of immediately available funds to an account or accounts designated by Cendant in writing for such purpose prior to the Closing and delivery of Shares.

         Section 1.2 TIME AND PLACE OF CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, at 9:00 a.m. (New York City time) on the third business day following the satisfaction or waiver of the conditions set forth in Article V, unless another time or date is agreed to by the parties hereto (the "Closing Date").

         Section 1.3 DELIVERIES BY CENDANT. Subject to the terms and conditions hereof, at the Closing, Cendant will deliver the following to NRT:

                  (a) A certificate or certificates, duly registered on the stock books of Cendant in the name of NRT, representing the Shares;

                  (b) A Registration Rights Agreement (as hereinafter defined) duly executed by Cendant; and

                  (c)      The officer's certificate provided for in Section
                           5.3(c).

         Section 1.4 DELIVERIES BY NRT. Subject to the terms and conditions hereof, at the Closing, NRT will deliver the following to Cendant:

                  (a) The Cash Consideration, in immediately available funds, in the manner set forth in Section 1.1 hereof;

                  (b)      The officer's certificate provided for in Section
                           5.2(c).

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF CENDANT

         Section 2.1 ORGANIZATION. Cendant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

         Section 2.2 AUTHORITY. Cendant has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Cendant. This Agreement has been validly executed and delivered by Cendant and (assuming this Agreement has been duly authorized, executed and delivered by NRT) constitutes a valid and binding agreement of Cendant, enforceable against Cendant in accordance with its terms, except that (a) such enforcement may be subject to any

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bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 2.3 THE SHARES. Upon issuance, the Shares will be duly and validly authorized and, when a certificate evidencing the Shares is issued and delivered against payment of the Purchase Price in accordance with the terms of this Agreement, the Shares shall be duly and validly issued, fully paid and non-assessable. Delivery of the certificate(s) for the Shares will pass valid title to the Shares, free and clear of any claim, lien, charge, security interest, encumbrance, restriction on transfer or voting or other defect in title whatsoever ("Liens"), other than Liens resulting from any action(s) relating to NRT.

         Section 2.4 CAPITALIZATION. The authorized capital of Cendant consists of 2,000,000,000 shares of common stock, par value $.01 per share (the "Common Stock"); 500,000,000 shares of Move.com Stock; and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of January 24, 2000, there were 704,560,494 shares of Common Stock issued and outstanding and no shares of Preferred Stock or Move.com Stock issued and outstanding.

         Section 2.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution and delivery of this Agreement by Cendant, nor the consummation by Cendant of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the amended and restated certificate of incorporation (the "Cendant Charter") or amended and restated by-laws of Cendant, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Cendant is a party, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity (as hereinafter defined) or any statute, rule or regulation (collectively, "Laws" and, individually, a "Law") applicable to Cendant, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority or court, domestic or foreign (a "Governmental Entity"), except in the case of clauses (c) and (d) of this
Section 2.5, for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         Section 2.6 SEC REPORTS. Since January 1, 1999, Cendant has filed all required reports, schedules, forms, statements and other documents, including exhibits and all other information incorporated therein (the "SEC Documents"), with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed (as amended and restated and as supplemented by subsequently filed SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NRT

         Section 3.1 ORGANIZATION. NRT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

         Section 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. NRT has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of NRT. This Agreement has been duly and validly executed and delivered by NRT and (assuming this Agreement has been duly authorized, executed and delivered by Cendant) constitutes a valid and binding agreement of NRT, enforceable against NRT in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution and delivery of this Agreement by NRT, nor the consummation by NRT of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of NRT, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the NRT is a party, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity or Law applicable to NRT, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity, except in the case of clauses (c) and (d) of this Section 3.3, for the applicable requirements of the HSR Act.

         Section 3.4 NRT ACKNOWLEDGMENT. NRT has conducted its own independent investigation, review and analysis of Cendant and Move.com Group. In entering into this Agreement, NRT acknowledges that it has relied solely upon the aforementioned investigation, review and analysis, and, other than with respect to the representations and warranties made in Article II of this Agreement, NRT acknowledges that none of Move.com Group, Cendant, or any of its directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied.

         Section 3.9 INVESTMENT REPRESENTATIONS. NRT understands that the Shares have not been registered under the Securities Act. NRT also understands that the shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon NRT's representations contained in the Agreement. NRT hereby represents and warrants as follows:

                  (a) NRT BEARS ECONOMIC RISK. NRT has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Cendant and Move.com Group so that it is capable of evaluating the merits and risks of its investment in Cendant and Move.com Group and has the capacity to protect its own interests. NRT must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act or an exemption from registration is available. NRT also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow NRT



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to transfer all or any portion of the Shares under the circumstances in the amounts or at the times NRT might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. NRT is acquiring the Shares for NRT's own account for investment only and not with a view towards their distribution.

                  (c) NRT CAN PROTECT ITS INTEREST. NRT represents the by reason of its, or of its management's, business or financial experience, NRT has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, NRT is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (d) ACCREDITED INVESTOR. NRT represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) RULE 144. NRT acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. NRT has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Cendant, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitation

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 CONSENTS; COOPERATION. Each of Cendant and NRT shall cooperate, and use its best efforts, to prepare and file all necessary materials with the appropriate Governmental Entities pursuant to the HSR Act within ten business days of the date of this Agreement. Each party covenants to (x) furnish the other party with such necessary or appropriate information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings and submission pursuant to the HSR Act and (y) use its commercially reasonable efforts to comply as promptly as possible with requests for additional information issued by applicable Governmental Entities pursuant to the HSR Act.

         Section 4.2 PUBLIC ANNOUNCEMENTS. Prior to the Closing, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of a party may be required by law or in connection with its obligations as a publicly-held, exchange-listed company, in which case the parties will use their reasonable best efforts to reach mutual agreement as to the language of any such report, statement or press release. Upon execution hereof and upon the Closing, Cendant and NRT will consult with each other with respect to the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated hereby.

         Section 4.3 REGISTRATION RIGHTS AGREEMENT. At the Closing, Cendant and NRT shall enter into a registration rights agreement, substantially in the form attached hereto as Exhibit A relating to the Shares (the "Registration Rights Agreement").


                                    ARTICLE V

                           CONDITIONS AND TERMINATION

         Section 5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS UNDER THIS AGREEMENT. The respective obligations of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:



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         (a)        Any waiting periods applicable to the transactions
                    contemplated by this Agreement under the HSR Act shall have expired or been terminated; and

         (b) Neither Cendant nor NRT shall be subject to any order, decree or injunction of a court of competent jurisdiction, and no statute, rule or regulation shall have been enacted, promulgated or issued, which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 5.2 CONDITIONS TO CENDANT'S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS UNDER THIS AGREEMENT. The obligation of Cendant to consummate the transactions contemplated hereby are further subject to the satisfaction or waiver of the following conditions:

         (a) The representations and warranties of NRT contained in this Agreement shall be true and correct at and as of the Closing Date in all material respects as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date);

         (b) NRT shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing; and

         (c) NRT shall have delivered to Cendant an officer's certificate to the effect that each of the conditions specified above in Sections 5.2(a) and (b) is satisfied.

         Section 5.3 CONDITIONS TO NRT'S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS UNDER THIS AGREEMENT. The obligation of NRT to consummate the transactions contemplated hereby are further subject to satisfaction or waiver of the following conditions:

         (a) The representations and warranties of Cendant contained in this Agreement shall be true and correct at and as of the Closing Date in all material respects as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date);



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

         (b) Cendant shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing; and

         (c) Cendant shall have delivered to NRT an officer's certificate to the effect that each of the conditions specified above in Sections 5.3(a) and (b) is satisfied.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

         (a)      by mutual agreement of the parties; or

         (b) by Cendant or NRT at any time after 90 days from the date of this Agreement if the Closing shall not have occurred by such date; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to a party if it has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date.

         Section 6.2 PROCEDURE FOR AND EFFECT OF TERMINATION. In the event of termination of this Agreement and the abandonment of the transactions contemplated hereby by the parties pursuant to Section 6.1 hereof, written notice thereof shall be given by a party so terminating to the other party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by Cendant or NRT. If this Agreement is terminated pursuant to Section 6.1 hereof:

         (a) all filings, applications and other submissions made pursuant hereto shall, to the extent practicable, be withdrawn from the Governmental Entity to which made; and



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         (b)      there shall be no liability or obligation hereunder on the part of Cendant or NRT or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except that Cendant or NRT, as the case may be, may have liability to the other party if the basis of termination is a breach by Cendant or NRT, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in this Section 6.2 shall survive any such termination.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes other prior agreements and understandings between the parties both oral and written regarding such subject matter.

         Section 7.2 SEVERABILITY. Any provision of this Agreement that is held by a court of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

         Section 7.3 NOTICES. Any notice required or permitted by this Agreement must be in writing and must be sent by facsimile, by nationally recognized commercial overnight courier, or mailed by United States registered or certified mail, addressed to the other party at the address below or to such other address for notice (or facsimile number, in the case of a notice by facsimile) as a party gives the other party written notice of in accordance with this Section
7.3. Any such notice will be effective as of the date of receipt:



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                  (a)  if to Cendant, to

                               Cendant Corporation
                               9 West 57th Street
                               37th Floor
                               New York, New York 10019
                               Fax: (212) 413-1922/23
                               Attention: Eric J. Bock
                                          Senior Vice President, Legal

                  (b)  if to NRT, to

                               NRT Incorporated
                               339 Jefferson Road
                               Parsippany, NJ  07054
                               Fax:  (973) 240-5069
                               Attention: Steven L. Barnett
                                          Senior Vice President &
                                          General Counsel

         Section 7.4 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 7.3 (or to such other address for notice that such party has given the other party written notice of in accordance with Section 7.3) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.





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

         Section 7.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

         Section 7.6 COUNTERPARTS. This Agreement may be signed in counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

         Section 7.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that NRT may cause the Shares to be sold to, and registered in the name of, a wholly owned direct or indirect subsidiary of NRT. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 7.8 DEFINITION OF "SHARES". As used in this Agreement, the term "Shares" includes (a) all dividends (other than ordinary cash dividends with a record date prior to the Closing) and distributions declared by Cendant on the Shares subsequent to the date hereof and prior to the Closing and (b) shall be appropriately adjusted to give effect to any subdivision, combination or reclassification of the Shares effected prior to the Closing.





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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.


                                   CENDANT CORPORATION



                                   By: /s/ James Buckman
                                      --------------------------
                                      Name:
                                      Title:


                                   NRT INCORPORATED



                                   By: /s/ Steven L. Barnett
                                      --------------------------
                                      Name:
                                      Title: